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                                                                    EXHIBIT 23.2
                                                                    ------------




               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Extreme Networks, Inc. 2001 Nonstatutory Stock Option Plan of our report dated July 18, 2000, except for Note 9, as to which the date is August 24, 2000, with respect to the consolidated financial statements and schedule of Extreme Networks, Inc. for the year ended July 2, 2000 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Palo Alto, California
July 19, 2001